Exhibit 21.1
VANGENT, INC.
LIST OF SUBSIDIARIES

Jurisdiction of
Name of Subsidary	Organization
Buccaneer Computer Systems & Service, Inc	Virginia
Vangent Canada Limited	Canada
Vangent LTD.	United Kingdom